Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-205443 and 333-207893 on Form S-3, and Registration Statement No. 333-205415 on Form S-8 of our report dated February 22, 2016, relating to the balance sheets of CPG OpCo GP LLC appearing in this Current Report on Form 8-K of Columbia Pipeline Group, Inc.
/s/ DELOITTE & TOUCHE LLP
Columbus, Ohio
February 22, 2016